Direct Insite Corp.
                                                             -------------------


Corporate Contact:
Michael J. Beecher, Chief Financial Officer
Direct Insite Corp.
631.873.2900

FOR IMMEDIATE RELEASE

          Direct Insite Announces Sales of $4,301,000 and Net Income of
                $3,303,000 for the Six Months Ended June 30, 2008


Bohemia, N.Y. - August 13, 2008 - Direct Insite Corp. (OTC BB:DIRI.OB), a global provider of financial supply chain automation across Procure-to-Pay and Order-to-Cash business processes, today announced financial results for the three and six months ended June 30, 2008. Net income was $391,000 for the quarter ended June 30, 2008 compared to net income of $617,000 for the quarter ended June 30, 2007. Net income, including a benefit from income taxes of $2,867,000, increased to $3,303,000 for the six months ended June 30, 2008 compared to net income of $1,018,000 for the six months ended June 30, 2007.

Revenue from recurring ASP IOL services was to $1,823,000 for the three months ended June 30, 2008 compared to recurring revenue of $1,895,000 for the three months ended June 30, 2007. For the six months ended June 30, 2008 recurring revenue was $3,652,000 compared to recurring revenue of $3,559,000 for the same period in 2007. Total revenue for the second quarter 2008 was $2,346,000, a 9.1% decrease from revenue of $2,580,000 in the second quarter of 2007. Total revenue for the six months ended June 30, 2008 was $4,301,000, an 11.0% decrease from revenue of $4,834,000 for the first six months of 2007. Revenue from
Professional Services decreased $162,000 (23.6%) to $523,000 and $626,000 (49.1%) to $649,000 for the three and six months ended June 30, 2008, respectively, compared to the same periods in 2007. The Company anticipates that revenue from Professional Services will improve in the second half of 2008 as new projects are started and projects in process are completed.

Cash flows from operations continued to be strong at $1,033,000 for the six months ended June 30, 2008 compared to cash from operations of $1,713,000 for the six months ended June 30, 2007. The continuing positive cash flow enabled the Company to pay $802,000 of the previously accrued dividends on preferred stock during the first half of 2008, and the Company expects to pay additional preferred dividends in 2008.

"We continue to achieve good profitability and strong cash flows," said James A. Cannavino, Chairman and CEO of Direct Insite. "Although implementation of some projects was delayed causing some decrease in professional services revenue, our recurring revenue continues to grow and we fully expect to increase our revenue from both our recurring IOL services and our professional services as we complete projects and expand our services to existing and new clients in the second half of 2008," said Mr. Cannavino.

Basic income per share attributable to common shareholders for the three and six months ended June 30, 2008 was $0.03 and $0.40, respectively, compared to a basic income per share of $0.07 and $0.11 for the three and six months ended June 30, 2007, respectively. Fully diluted income per share attributable to common shareholders for the three and six months ended June 30, 2008 was $0.02 and $0.28, respectively, compared to a fully diluted income per share of $0.05 and $0.08 for the three and six months ended June 30, 2007, respectively.


About Direct Insite

Direct Insite provides best practice financial supply chain automation and workflow efficiencies for procure-to-pay and order-to-cash processing. The Company's global eInvoice Management services automate complex manual business processes such as invoice validation, order matching, consolidation, dispute handling, and e-payment processing. Direct Insite solutions are used by more than 7,000 corporations across 62 countries, 15 languages and multiple currencies. Direct Insite was selected by Deloitte and Touche as one of the `500 Fastest-Growing Technology Companies' in the United States and Canada. For more information, call (631) 873-2900, or visit www.directinsite.com


The financial information stated above and in the tables below has been abstracted from Direct Insite Corp.'s Form 10-Q for the six months ended June 30, 2008, filed with the Securities and Exchange Commission on August 13, 2008, and should be read in conjunction with the information provided therein.

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

Summarized Financial Information
------------------------------------------------------------------------------------------------------------------------------------

                                                      FOR THE THREE        FOR THE THREE      FOR THE SIX          FOR THE SIX
           STATEMENT OF OPERATIONS                    MONTHS ENDED         MONTHS ENDED       MONTHS ENDED         MONTHS ENDED
                                                      JUNE 30, 2008        JUNE 30, 2007      JUNE 30, 2008        JUNE 30, 2007
------------------------------------------------------------------------------------------------------------------------------------
Revenue                                                 $2,346,000          $2,580,000           $4,301,000          $4,834,000
------------------------------------------------------------------------------------------------------------------------------------
Operating income                                        $  390,000          $  640,000           $  447,000          $1,102,000
------------------------------------------------------------------------------------------------------------------------------------
Other income (expense), net                             $    1,000          $ ( 23,000)          $  (11,000)         $  (57,000)
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                              $  391,000          $  617,000           $  436,000          $1,045,000
------------------------------------------------------------------------------------------------------------------------------------
Benefit  from (provision for) income taxes              $       --          $       --           $2,867,000          $  (27,000)
------------------------------------------------------------------------------------------------------------------------------------
Net income                                              $  391,000          $  617,000           $3,303,000          $1,018,000
------------------------------------------------------------------------------------------------------------------------------------
Preferred Stock Dividends                               $ (202,000)         $ (219,000)          $ (375,000)         $ (431,000)
------------------------------------------------------------------------------------------------------------------------------------
Net income  attributable to common shareholders         $  189,000          $  398,000           $2,928,000          $  587,000
------------------------------------------------------------------------------------------------------------------------------------
Basic income  per share attributable to common
shareholders                                            $     0.03          $     0.07           $     0.40          $     0.11
                                                        ==========          ==========           ==========          ==========
Fully diluted income  per share attributable to
common shareholders                                     $     0.02          $     0.05           $     0.28          $     0.08
                                                        ==========          ==========           ==========          ==========
------------------------------------------------------------------------------------------------------------------------------------

                    ------------------------------------------------------------------------------------------
                    BALANCE SHEET                               JUNE 30, 2008           DECEMBER 31,2007
                    -------------                               -------------           ----------------

                    ------------------------------------------------------------------------------------------
                    Total Current Assets                         $3,771,000                $3,805,000
                    ------------------------------------------------------------------------------------------
                    Total Assets                                 $7,329,000                $4,522,000
                    ------------------------------------------------------------------------------------------
                    Total Current Liabilities                    $4,876,000                $5,418,000
                    ------------------------------------------------------------------------------------------
                    Total Shareholders' Equity
                    (Deficiency)                                 $2,267,000               $(1,045,000)
                    ------------------------------------------------------------------------------------------

FORWARD-LOOKING STATEMENTS. All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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